UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2021

TRINITY CAPITAL INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-39958	35-2670395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 N. 1st Street 3rd Floor Phoenix, Arizona	85004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (480) 374-5350

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TRIN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

On December 6, 2021, the Board of Directors (the “Board”) of Trinity Capital Inc. (the “Company”) accepted the resignation of (i) Richard R. Ward from the Board and its committees on which he served, including the Audit Committee (the “Audit Committee), the Nominating and Corporate Governance Committee (the “Nominating Committee”) and the Compensation Committee (the “Compensation Committee”), and (ii) Edmund G. Zito from the Board and its committees on which he served, including the Audit Committee and the Nominating Committee, effective as of 12:01 a.m. EST on December 7, 2021.

The Company thanks Mr. Ward and Mr. Zito for their years of service and contributions to the Board.

Neither Mr. Ward nor Mr. Zito had any disagreements with the Company on any matters relating to the Company’s operations, policies or practices.

In addition, on December 6, 2021, the vesting schedule related to the 3,033 restricted shares of the Company granted to each of Mr. Ward and Mr. Zito on September 15, 2021 under the Trinity Capital Inc. 2019 Non-Employee Director Restricted Stock Plan was accelerated and such restricted shares vested immediately on December 6, 2021.

Election of Directors

On December 6, 2021, the Board, upon the recommendation of the Nominating Committee, elected Richard Hamada and Irma Lockridge to the Board and certain of its committees (as described below), effective as of 12:01 a.m. EST on December 7, 2021, in connection with the vacancies created by the resignations of Mr. Ward and Mr. Zito.

Richard Hamada

Mr. Hamada was elected to serve as a Class 2 director for a term expiring at the 2024 annual meeting of stockholders of the Company and until his successor is duly elected and qualified. He was also appointed to serve as a member of the Audit Committee and the Compensation Committee. The Board and the Nominating Committee determined that Mr. Hamada is not an “interested person” (as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Company.

Mr. Hamada, age 63, previously served as the Chief Executive Officer of Avnet, Inc., an electronic components distributor, from July 2011 until July 2016. Since 2014, Mr. Hamada has served on the board of directors of Keysight Technologies, Inc., a test and measurement equipment provider, and is a member of Keysight’s Compensation and Nominating & Corporate Governance Committees. Mr. Hamada previously served on the boards of directors of Avnet, Inc. and Global Technology Distribution Council, and served as the board chair of National Education Partners, and as a member of the board of trustees of National University. Mr. Hamada was named to Computer Reseller News’ Top 25 Most Influential Channel Executives three times. The Company believes Mr. Hamada’s numerous management positions and director experience provide him with extensive sales, marketing and management knowledge, all of which make him well qualified to serve on the Board.

As of December 6, 2021, Mr. Hamada beneficially owned 78,603 shares of the Company’s common stock.

Irma Lockridge

Ms. Lockridge was elected to serve as a Class 3 director for a term expiring at the 2022 annual meeting of stockholders of the Company and until her successor is duly elected and qualified. She was also appointed to serve as the chair of the Nominating Committee. The Board and its Nominating Committee determined that Ms. Lockridge is not an “interested person” (as defined in Section 2(a)(19) of the 1940 Act) of the Company.

Ms. Lockridge, age 49, currently serves as the Chief People and Systems Officer for CoorsTek, Inc., a technical ceramics manufacturer. Prior to joining CoorsTek in April 2016, Ms. Lockridge served as the senior vice president of human resources of several companies, including Newell-Rubbermaid, Western Union, TeleTech Holdings, Inc., and Liberty Mutual/Colorado Casualty Insurance. Ms. Lockridge currently serves on the boards of the Denver Scholarship Foundation and the American Cancer Society. The Company believes Ms. Lockridge’s numerous management positions and broad experiences in Human Resources provide her with skills and valuable insight in talent acquisition, talent management, and strategic business partnering, all of which make her well qualified to serve on the Board.

Compensation and Other Matters

Each of Mr. Hamada and Ms. Lockridge will be entitled to receive compensation for his or her service on the Board consistent with the Company’s director compensation program for non-employee directors, including potential awards of restricted stock pursuant to the Trinity Capital Inc. 2019 Non-Employee Director Restricted Stock Plan, as described under the heading “Director Compensation” in the Company’s definitive proxy statement for its 2021 Annual Meeting of Stockholders, filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 28, 2021. In addition, effective as of September 15, 2021, the Board and the Compensation Committee approved paying annual retainer fees to the chairs of the Board’s committees as follows:

●	Audit Committee Chair: $15,000 per year;

●	Compensation Committee Chair: $15,000 per year; and

●	Nominating and Corporate Governance Committee Chair: 10,000 per year.

In connection with such election as a director of the Company, each of Mr. Hamada and Ms. Lockridge entered into the Company’s standard indemnification agreement, the form of which was previously filed with the SEC on January 16, 2020 as Exhibit 10.12 to the Company’s initial Registration Statement on Form 10 (File No. 000-56139).

There are no arrangements or understandings between either of Mr. Hamada or Ms. Lockridge and any other persons pursuant to which he or she was elected as a director of the Company. There are no transactions involving either of Mr. Hamada or Ms. Lockridge requiring disclosure under Item 404(a) of Regulation S-K.

Committees of the Board

Following such resignation of Mr. Ward and Mr. Zito and such election of Mr. Hamada and Ms. Lockridge, the composition of the Board’s committees is as follows, effective as of 12:01 a.m. EST on December 7, 2021:

Audit Committee	Nominating Committee	Compensation Committee
Ronald E. Estes (Chair)	Irma Lockridge (Chair)	Michael E. Zacharia (Chair)
Michael E. Zacharia	Ronald E. Estes	Ronald E. Estes
Richard Hamada	Michael E. Zacharia	Richard Hamada

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Trinity Capital Inc.

December 7, 2021	By:	/s/ Steven L. Brown
Name: Steven L. Brown
Title: Chief Executive Officer

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